UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2012

Fauquier Bankshares, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Virginia	000-25805	54-1288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540.347.2700

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

Fauquier Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2012 (the “Annual Meeting”).  At the Annual Meeting, 3,066,289 shares of common stock, or 82.98%, of the 3,695,160 shares of common stock outstanding and entitled to vote were present in person or by proxies.

At the Annual Meeting, the shareholders elected Class I directors, John B. Adams, Jr., Randolph D. Frostick, and Jay B. Keyser to hold office for a three-year term expiring at the 2015 annual meeting of shareholders.  Each nominee was an incumbent director, no other person was nominated.  The shareholders also ratified the selection of Smith Elliott Kearns & Company LLC as independent auditors of the Company for the year ending December 31, 2012.

The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1

Election of Directors

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
John B. Adams, Jr.	2,328,553	49,798	687,938
Randolph D. Frostick	2,237,395	140,956	687,938
Jay B. Keyser	2,328,303	50,048	687,938

Proposal 2

Ratification of Appointment of Independent Auditors, Smith Elliott Kearns & Company LLC, for 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,043,693	3,464	19,132	-

Item 8.01 Other Events

On May 15, 2012, The Board of Directors of Fauquier Bankshares, Inc. announced a quarterly dividend of $0.12 per share of its common stock outstanding.  The dividend is payable on July 2, 2012 to shareholders of record on June 15, 2012.  The $0.12 per share dividend represents a $0.48 dividend on an annualized basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

May 17, 2012	By:	/s/ Eric P. Graap

Name: Eric P. Graap
Title: Executive Vice President and Chief Financial Officer